UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 14, 2014

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Street, Suite 2400 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

TC PipeLines, LP (NYSE: TCP) (the "Partnership") announced today that Steve Becker, President of its general partner, will be presenting at the National Association of Publicly Traded Partnerships (NAPTP) Master Limited Partnership Investor Conference at 11:15 am Eastern Time on Wednesday, May 21, 2014, in Ponte Vedra Beach, Florida. A link to a live webcast and a copy of the presentation materials will be available on the Investor Center section of the Partnership’s website at www.TCPipeLinesLP.com prior to the presentation. A replay of the webcast will be archived on the website shortly after the presentation.

The information in this Item 7.01 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release dated May 14, 2014 announcing presentation at the National Association of Publicly Traded Partnerships Master Limited Partnership Investor Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/Annie C. Belecki Annie C. Belecki Secretary

Date:  May 14, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated May 14, 2014 announcing presentation at the National Association of Publicly Traded Partnerships Master Limited Partnership Investor Conference.